

                                             EMERGING GAMMA CORPORATION
                                             --------------------------

                                              STATEMENTS OF OPERATIONS
                                              ------------------------

                                     FOR THE YEARS ENDED MARCH 31, 2002 AND 2001
                                    --------------------------------------------


                                                                                    2002           2001
                                                                                   -------        ------

INTEREST INCOME                                                                    $ 8,949        $18,805

COSTS AND EXPENSES                                                                 (15,566)       (19,156)
                                                                                   -------        -------

NET LOSS BEFORE TAX PROVISON                                                        (6,617)          (352)

TAX PROVISION                                                                          -             -
                                                                                   -------        -------

NET LOSS                                                                           $(6,617)       $  (352)
                                                                                   =======        =======

BASIC AND DILUTED LOSS PER SHARE                                                   $  (.15)       $  (.01)
                                                                                   =======        =======

WEIGHTED AVERAGE NUMBER OF BASIC AND DILUTED
    SHARES OUTSTANDING                                                              43,600         43,600
                                                                                   =======        =======


                    The accompanying notes are an integral part of these financial statements.

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